UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐

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☐    Preliminary Proxy Statement

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☐    Definitive Proxy Statement

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☐    Soliciting Material Pursuant to § 240.14a-12

Chubb Limited

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Invitation to the Annual General Meeting of Chubb Limited

Thursday, May 15, 2025, 2:45 p.m. Central European Time at the offices of Chubb Limited, Bärengasse 32, CH-8001 Zurich, Switzerland

AGENDA ITEMS

ITEM 1

Approval of the management report, standalone financial statements and consolidated financial statements of Chubb Limited for the year ended December 31, 2024

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve Chubb Limited’s management report, standalone financial statements and consolidated financial statements for the year ended December 31, 2024.

ITEM 2

Allocation of disposable profit and distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

Item 2.1	Allocation of disposable profit

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve that the Company’s disposable profit (including the profit for the year and the other items as shown below and on Chubb Limited’s standalone financial statements) be carried forward. The following table shows the appropriation of available earnings as proposed by the Board of Directors for the year ended December 31, 2024:

(in millions of Swiss francs)
Balance brought forward	20,415
Profit for the year	3,104
Cancellation of treasury shares	(2,212)
Attribution to reserve for treasury shares	375
Balance carried forward	21,682

Item 2.2	Distribution of a dividend out of legal reserves (by way of release and allocation to a dividend reserve)

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors proposes:

(a)	that an aggregate amount equal to CHF 2,400,000,000 be released from the capital contribution reserves account, a sub-account of legal reserves, and allocated to a segregated dividend reserve account from capital contribution reserves (Dividend Reserve), and

(b)	to distribute a dividend to the shareholders up to an aggregate amount totaling USD 3.88 per Common Share from, and limited at a maximum to the amount of, the Dividend Reserve in one or more installments, in such amounts and on such record and payment dates as determined by the Board of Directors in its discretion.

If the Board of Directors deems it advisable for the Company, the Board of Directors shall be authorized to abstain (in whole or in part) from distributing a dividend in its discretion. The authorization of the Board of Directors to distribute the installments from the Dividend Reserve will expire on the date of the 2026 annual general meeting, on which date any balance remaining in the Dividend Reserve will be automatically reallocated to the capital contribution reserves account of legal reserves.

ITEM 3

Discharge of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to discharge the Board of Directors for the financial year ended December 31, 2024.

ITEM 4

Election of auditors

Item 4.1	Election of PricewaterhouseCoopers AG (Zurich) as our statutory auditor

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect PricewaterhouseCoopers AG (Zurich) as the Company’s statutory auditor for the financial year ending December 31, 2025.

Item 4.2	Ratification of appointment of PricewaterhouseCoopers LLP (United States) as independent registered public accounting firm for purposes of U.S. securities law reporting

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to ratify the appointment of PricewaterhouseCoopers LLP (Philadelphia, Pennsylvania, United States) as the Company’s independent registered public accounting firm for the financial year ending December 31, 2025.

Item 4.3	Election of BDO AG (Zurich) as special audit firm

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect BDO AG, Schiffbaustrasse 2, CH-8031 Zurich, Switzerland as the Company’s special audit firm until our next annual general meeting.

ITEM 5

Election of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect each of the director nominees listed below individually to the Board of Directors until our next annual general meeting.

Item 5.1	Election of Evan G. Greenberg

Item 5.2	Election of Michael P. Connors

Item 5.3	Election of Michael G. Atieh

Item 5.4	Election of Nancy K. Buese

Item 5.5	Election of Sheila P. Burke

Item 5.6	Election of Nelson J. Chai

Item 5.7	Election of Michael L. Corbat

Item 5.8	Election of Fred Hu

Item 5.9	Election of Robert J. Hugin

Item 5.10	Election of Robert W. Scully

Item 5.11	Election of Theodore E. Shasta

Item 5.12	Election of David H. Sidwell

Item 5.13	Election of Olivier Steimer

Item 5.14	Election of Frances F. Townsend

ITEM 6

Election of the Chairman of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect Evan G. Greenberg as Chairman of the Board of Directors until our next annual general meeting.

ITEM 7

Election of the Compensation Committee of the Board of Directors

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect each of the director nominees Michael P. Connors, Michael L. Corbat, David H. Sidwell and Frances F. Townsend individually as members of the Compensation Committee until our next annual general meeting.

Item 7.1	Election of Michael P. Connors

Item 7.2	Election of Michael L. Corbat

Item 7.3	Election of David H. Sidwell

Item 7.4	Election of Frances F. Townsend

ITEM 8

Election of Homburger AG as independent proxy

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to elect Homburger AG as the Company’s independent proxy until the conclusion of our next annual general meeting.

ITEM 9

Renewal of a capital band for authorized share capital increases and reductions

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve an amendment of Article 6 of the Articles of Association as set out in the Company’s 2025 Proxy Statement relating to the Annual General Meeting to renew our capital band, which would authorize the Board of Directors to increase or decrease the Company’s share capital by up to 20% for a 1-year period ending on May 15, 2026. If approved, the amendment of the Articles of Association will become effective upon its registration in the Swiss commercial register.

ITEM 10

Approval of the compensation of the Board of Directors and Executive Management under Swiss law requirements

Item 10.1	Maximum compensation of the Board of Directors until the next annual general meeting

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve a maximum total of USD 6.5 million in aggregate compensation for the members of the Board of Directors until the 2026 annual general meeting.

Item 10.2	Maximum compensation of Executive Management for the 2026 calendar year

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve a maximum total of USD 78 million in aggregate compensation for the members of Executive Management for the next calendar year (2026).

Item 10.3	Advisory vote to approve the Swiss compensation report

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve, on an advisory basis, the audited Swiss compensation report of Chubb Limited for the year ended December 31, 2024.

Our Swiss compensation report for the year ended December 31, 2024 is included in the Chubb Limited 2024 Annual Report, which is part of the proxy materials we have provided to shareholders, and also available electronically at investors.chubb.com/governance/general-meeting-of-shareholders/default.aspx.

ITEM 11

Advisory vote to approve executive compensation under U.S. securities law requirements

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission (SEC) for the year ended December 31, 2024, including in the Compensation Discussion & Analysis, compensation tables and related material disclosed in the Company’s 2025 Proxy Statement relating to the Annual General Meeting. Our named executive officers are determined based on relevant compensation and applicable SEC rules.

ITEM 12

Approval of the Sustainability Report of Chubb Limited for the year ended December 31, 2024

PROPOSAL OF THE BOARD OF DIRECTORS

Our Board of Directors is asking shareholders to approve the Sustainability Report of Chubb Limited for the year ended December 31, 2024. The Sustainability Report is available at investors.chubb.com/financials/annual-reports/default.aspx and was prepared in accordance with the requirements of Article 964b of the Swiss Code of Obligations and made available in compliance with Swiss law.

ITEM 13

Shareholder proposal on Scope 3 greenhouse gas emissions reporting, if properly presented

SHAREHOLDER PROPOSAL

Green Century Capital Management, Inc., as representative of Green Century Equity Fund, has submitted the shareholder proposal described below and advised us that a representative will attend the Annual General Meeting and move the proposal as required.

BE IT RESOLVED: Shareholders request that Chubb issue a report, at reasonable cost and omitting proprietary information, disclosing the GHG emissions from its underwriting, insuring, and investment activities.

Our Board has considered this shareholder proposal and recommends that you vote “AGAINST” it.

EXPLANATIONS TO AGENDA ITEMS

Explanations of the agenda items described above can be found in the Company's 2025 Proxy Statement, available on the Company’s website in the Investor Information section at investors.chubb.com/governance/general-meeting-of-shareholders/default.aspx.

ORGANIZATIONAL MATTERS

Admission to the Annual General Meeting

Shareholders who are registered in the share register on March 21, 2025 will receive an individualized Notice of Internet Availability of Proxy Materials (which we refer to as the Notice) from our share registrar. Beneficial owners of shares will receive the Notice or proxy materials, as well as a voting instruction form, from their broker, bank, nominee or custodian acting as shareholder of record to indicate how they wish their shares to be voted.

In order to attend the Annual General Meeting in person, shareholders of record must bring their admission ticket (which may be obtained as described below) and government-issued identification such as a driver’s license or passport. A shareholder may also appoint another person to represent him or her at the Annual General Meeting through a written, signed proxy giving such person the right to vote the shares. Such person must bring that proxy, his or her government-issued identification, and an admission ticket to the Annual General Meeting.

Beneficial owners who wish to vote in person at the Annual General Meeting must obtain a signed proxy from their broker, bank, nominee or other custodian that authorizes you to vote the shares held by them on your behalf. In addition, you must bring to the Annual General Meeting an admission ticket and government-issued identification.

Beneficial owners who have not obtained a proxy from their broker or custodian are not entitled to vote in person at, or participate in, the Annual General Meeting.

Each share carries one vote. The exercise of voting rights is subject to the voting restrictions set out in our Articles of Association.

To request an admission ticket to the Annual General Meeting, please contact Investor Relations (by telephone at +1 (212) 827-4445, via e-mail at investorrelations@chubb.com or by mail at Investor Relations, Chubb Limited, 550 Madison Avenue, 36th Floor, New York, New York 10022) and send proof of your stock ownership. For record holders, proof of stock ownership is a copy of your Notice. For beneficial owners, proof of stock ownership is an account statement or letter from the broker, bank or other nominee indicating that you are the owner of the shares. To allow time for processing, please submit requests for admission tickets by May 5, 2025. Admission tickets are not transferable. You may contact Investor Relations with any questions about the admission ticket process.

Beneficial owners of shares held in “street name” and shareholders of record with voting rights at the close of business on March 21, 2025 are entitled to vote at the Annual General Meeting, except that shareholders who, upon application, become registered as shareholders with respect to their shares in our share register after March 21, 2025 but on or before May 1, 2025 and wish to vote those shares at the Annual General Meeting will need to obtain proxy materials by contacting Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com. Shareholders registered in our share register (as opposed to beneficial holders of shares held in “street name”) who have sold their shares prior to May 1, 2025 are not entitled to vote those shares at the Annual General Meeting.

Granting of proxy to the independent proxy

If you are a shareholder of record, you have the right to grant your voting proxy to the independent proxy, Homburger AG, Prime Tower, Hardstrasse 201, CH-8005 Zurich, Switzerland, in the sense of Article 689c of the Swiss Code of Obligations by completing, signing and submitting the corresponding proxy card (including electronically).

The disclosure of vote information to the Company in advance of the Annual General Meeting will comply with applicable requirements. Shareholders seeking to benefit from the special Swiss voting confidentiality rules (only allowing for aggregate reporting of instructions submitted to the independent proxy no earlier than three business days before the Annual General Meeting) need to be registered as shareholders in the Company’s share register on or before May 1, 2025 and vote as registered shareholders.

Proxies granted to the independent proxy must be received no later than 12:00 p.m. Eastern Time (6:00 p.m. Central European Time) on May 14, 2025. The voting cutoff for beneficial owners is 11:59 p.m. Eastern Time on May 13, 2025 (5:59 a.m. Central European Time on May 14, 2025).

Registered shareholders who have appointed the independent proxy as a proxy may not vote in person at the meeting or send a proxy of their choice to the meeting, unless they revoke or change their proxies. By signing the proxy card (including electronically) and if no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors as to each agenda item. If a new agenda item or a new proposal for an existing agenda item is put before the Annual General Meeting and no other instructions are given, the shareholder instructs the independent proxy to vote in accordance with the position of the Board of Directors. In case a shareholder invalidates these general instructions and does not provide any other instructions, the independent proxy must abstain from voting on the shareholder’s behalf.

2025 Proxy Statement and 2024 Annual Report of Chubb Limited

Chubb Limited’s 2025 Proxy Statement relating to the Annual General Meeting, which includes explanations of the agenda items described above, and Chubb Limited’s 2024 Annual Report containing the Company’s audited consolidated financial statements with accompanying notes and its audited statutory standalone financial statements prepared in accordance with Swiss law, the Company’s Swiss law compensation report, management report, and the statutory auditor’s report, as well as additionally required Swiss disclosures, are available on the Company’s website in the Investor Information section at
investors.chubb.com/governance/general-meeting-of-shareholders/default.aspx. Copies of these documents may be obtained without charge by contacting Chubb Limited Investor Relations by telephone at +1 (212) 827-4445 or via e-mail at investorrelations@chubb.com.

Zurich, April 14, 2025

By Order of the Board of Directors,

Joseph F. Wayland

Executive Vice President, General Counsel and Secretary